               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)
                      (in thousands, except per share data)

                                                                         Twelve Weeks Ended             Thirty-Six Weeks Ended
                                                                   ----------------------------      ----------------------------
                                                                     May 4,              May 6,         May 4,             May 6,
                                                                       1996                1995           1996               1995
                                                                   --------            --------       --------           --------
Primary:
 Average shares outstanding                                         148,670             146,287        147,831            145,930
  Net effect of dilutive stock options,
   based on the treasury stock
   method, using average
   fair market value                                                  2,871               2,911          2,677              3,127
                                                                   --------            --------       --------           --------
  Total shares used in computation                                  151,541             149,198        150,508            149,057
                                                                   --------            --------       --------           --------
                                                                   --------            --------       --------           --------

  Net income                                                      $  37,605           $  32,414      $  99,726          $  83,884
                                                                   --------            --------       --------           --------
                                                                   --------            --------       --------           --------

  Per share amount                                                $     .25           $     .22      $     .66          $     .56
                                                                   --------            --------       --------           --------
                                                                   --------            --------       --------           --------
Fully diluted:
  Average shares outstanding                                        148,670             146,287        147,831            145,930
  Net effect of dilutive stock options,
   based on the treasury stock method,
   using higher of average or ending
   fair market value                                                  3,750               2,911          4,151              3,127
                                                                   --------            --------       --------           --------
  Total shares used in computation                                  152,420             149,198        151,982            149,057
                                                                   --------            --------       --------           --------
                                                                   --------            --------       --------           --------

  Net income                                                      $  37,605           $  32,414      $  99,726          $  83,884
                                                                   --------            --------       --------           --------
                                                                   --------            --------       --------           --------

  Per share amount                                                $     .25           $     .22      $     .66          $     .56
                                                                   --------            --------       --------           --------
                                                                   --------            --------       --------           --------

                                       11